EXHIBIT 99.1

Avenir Wellness Solutions Update to Stockholders

Company’s stock trading moved from OTCQB to OTC Pink Market for late filing of 2022 Annual Report due to auditor change – Company to re-apply to OTCQB when filings made current

Pre-sales and initial sales of new transformational product DNA Complex exceeding expectations with extensive coverage of award-winning Actress Nicole Kidman’s use of the product at the Oscars, Met Gala and Academy of Country Music Awards

SHERMAN OAKS, CA--(ACCESSWIRE)--May 17, 2023 -- Avenir Wellness Solutions, Inc. ("Avenir" or the “Company”) (OTCPK:CURR), a proprietary broad platform technology and wellness company, is providing the following update to stockholders.

As reported in our recent Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 19-20, 2023, the Company’s predecessor auditor, RBSM LLP, resigned on April 12, 2023. On April 19, 2023, Urish Popeck & Co., LLC (“Urish Popeck”) was engaged as the Company’s new independent registered public accounting firm. Urish Popeck has a highly respected reputation in the financial accounting industry and the decision to engage them was unanimously approved by our Board of Directors and Audit Committee. Urish Popeck is currently working diligently with the Company to complete the audit of our financial statements for the fiscal year ended December 31, 2022. We are excited to have such a well-respected firm that is part of the BDO Alliance ready to support our incubator strategy and high margin sales growth initiatives at this exciting time in our history.

As a direct result of the timing of the change in our auditors, the completion of our 2022 annual audit and the filing of our Annual Report on Form 10-K have been delayed beyond the May 15, 2023 OTC Markets Group deadline and, on May 16, 2023, the Company was informed that the trading of its securities has been moved to the OTC Pink Market effective as of May 17, 2023. The Company intends to immediately reapply to move the trading of its securities back to the OTCQB as soon as the delinquent filings have been filed with the SEC.

While the Company is disappointed at this decision, we would like to assure the investors that it does not affect the fundamentals of our business, which includes our dual high margin sales and incubator strategies and the creation of additional new products with new patents.

Avenir is particularly excited about the sales increase in all channels of distribution, including our Ecommerce, Amazon and retail channels, along with the recent launch of our new transformational DNA Complex, whose early access pre-sales, initial sales and customer reviews have exceeded the Company’s expectations. DNA Complex has also been garnering excellent media coverage recently at and after the Oscars, the Met Gala and the Academy of Country Music Awards. Here are some exciting examples of the positive coverage:

OSCARS

NewBeauty March 12 "This Tightening Gel Is the Secret to Nicole Kidman’s Smooth Skin"

InStyle March 13 "Nicole Kidman's Dewy Oscars Look Was Thanks to the Moisturizer Shoppers Say Makes Skin Look "Flawless"

MET GALA

InStyle May 2 "Nicole Kidman’s Flawless Met Gala Skin Called on This Facelift in a Bottle That’s Selling Fast"

Page Six May 2 "Best beauty and makeup looks of the 2023 Met Gala — and how to shop them"

Glamour May 2 "The Best Makeup Looks on the Met Gala 2023 Red Carpet"

ACADEMY OF COUNTRY MUSIC AWARDS

People Magazine May 11 "Nicole Kidman and Keith Urban on 2023 ACM Awards Red Carpet: See Their Looks!"

NewBeauty May 11 "The Under-Eye Product Nicole Kidman Uses to Prevent Concealer Creasing"

About Avenir Wellness Solutions, Inc.

Avenir Wellness (OTCPK:CURR) is a broad platform technology company that develops proprietary wellness, nutraceutical, and topical delivery systems. The technology, which is based on (15) fifteen current patents, offers a number of unique immediate- and controlled-release delivery vehicles designed to improve product efficacy, safety, and consumer experience for a wide range of active ingredients. The Company will continue down the path of creating new technologies that will be part of its incubator strategy in order to monetize its IP. As a vertically integrated platform company, Avenir Wellness looks to partner or license its IP technology with wellness companies worldwide. For more information visit: www.avenirwellness.com.

About The Sera Labs, Inc.

Sera Labs, a wholly owned subsidiary of Avenir Wellness, is a trusted leader in the health, wellness, and beauty sectors of innovative products with cutting-edge technology. Sera Labs creates high-quality products that use science-backed, proprietary formulations. More than 25 products are sold under the brand names Seratopical™, Seratopical Revolution™, SeraLabs™, and Nutri-Strips™. Sera Labs sells its products at affordable prices, making them easily accessible on a global scale. Strategically positioned in the growth market categories beauty, health & wellness, Sera Labs products are sold in major national drug, grocery chains, convenience stores, and mass retailers. Sera Labs also sell products under private label to major retailers, multi-level marketers, and direct-to-consumer (DTC) via online website orders, including opt-in subscriptions. For more information visit: www.seralabshealth.com and follow Sera Labs on Facebook and Instagram at @seratopical, as well as on Twitter at @sera_labs.

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Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the future growth and success of our organization. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "expected," "intend," "may," "plan," "predict," "project," "should," "will," or "would," and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

CONTACTS:

Media

Autumn Communications

E: seratopical@autumncommunications.com

T: (212) 206-9780

Investor Relations Hanover International Inc.

T: (760) 564-7400

E: investor@avenirwellness.com

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